Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-229171 on Form S-8 of our report dated April 20, 2020, relating to the financial statements of CooTek (Cayman) Inc., appearing in this Annual Report on Form 20-F of CooTek (Cayman) Inc. for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 20, 2020